UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  4/3/2023

UMB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 001-38481

MO	43-0903811
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1010 Grand Blvd., Kansas City, MO 64106

(Address of principal executive offices, including zip code)

(816) 860-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value	UMBF	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02Results of Operations and Financial Condition.

Information described in Item 7.01 is incorporated by reference.

The information contained in Item 2.02 of this Current Report on Form 8-K is being furnished and shall not be deemed to be “filed” with the Securities and Exchange Commission (“SEC”) for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Current Report on Form 8-K in such a filing.

Item 7.01Regulation FD Disclosure.

The Company is furnishing certain financial metrics for the first quarter of 2023, as follows.

UMB Financial Updates Select Preliminary Metrics for First Quarter 2023

•

At March 31, 2023, end-of-period deposits were approximately $32.0 billion, up more than $1 billion since March 9, 2023, just prior to the failure of Silicon Valley Bank. At December 31, 2022, deposit balances were $32.6 billion.

•

As noted previously, UMB’s end-of-period deposits can fluctuate at quarter-end due to the operational nature of our commercial and institutional clients and typical seasonal declines in public funds deposits, particularly in the first quarter.

o	For the first quarter of 2023 (1Q’23) average deposits were approximately $31.6 billion, compared to $31.4 billion for the fourth quarter of 2022 (4Q’22)
o	1Q’23 average demand deposits were approximately $11.9 billion, or approximately 38% of total average deposits
•

At March 31, 2023, the total estimated uninsured deposits were $21.5 billion or approximately 67% of deposits. However, the adjusted ratio of estimated uninsured deposits, excluding affiliate and collateralized deposits, as a percentage of total deposits was approximately 44%.

•	End-of-period loans as of March 31, 2023, increased approximately $800 million since year-end 2022.
•	Average loan balances for 1Q’23 were approximately $21.3 billion compared to $20.3 billion for 4Q’22.
•	Loan-to-deposit ratio was approximately 68% based on end-of-period balances and 67% on a quarterly average basis.

UMB Financial expects to report full results for the first quarter 2023 on Tuesday, April 25, 2023.

* All balances and metrics above are preliminary as of March 31, 2023, and reflect balances at, or for the three months ending, March 31, 2023.

The information provided under Item 7.01 of this Current Report on Form 8-K is being furnished and is not deemed to be “filed” with the SEC for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Current Report on Form 8-K in such a filing. The Company does not incorporate by reference to this Current Report on Form 8-K information presented at any website referenced in this report or in any of the Exhibits attached hereto.

Item 9.01    Financial Statements and Exhibits

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORPORATION
By:	/s/ Ram Shankar
Ram Shankar Chief Financial Officer

Date: April 3, 2023